SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:
                        (Date of earliest event reported)
                                December 15, 2000



                         CITIZENS COMMUNICATIONS COMPANY
               (Exact name of registrant as specified in charter)



      Delaware                     001-11001                     06-0619596
_____________________      __________________________     _____________________
(State or other             (Commission File Number)         (IRS Employer
 jurisdiction of                                            Identification No.)
incorporation)



3 High Ridge Park, P.O. Box 3801,  Stamford, Connecticut  06905
(Address of principal executive offices)              (Zip code)


                                 (203) 614-5600
              (Registrant's telephone number, including area code)


                           No change since last report
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

Citizens Communications, through its Louisiana Gas Services operation, settled a long-standing rate proceeding with the Louisiana Public Service Commission through a settlement agreement effective December 14, 2000.

As a result, Louisiana Gas Service will refund $27 million to ratepayers during the month of January 2001, effected as a credit on customers' bills.

The settlement ends a proceeding covering rates charged between 1992 and 1997, as well as a related lawsuit against the company. As a result, Citizens will record a total one-time charge of $29.5 million or $0.11 per share during the fourth quarter of its fiscal year ended December 31, 2000.

The Louisiana Gas Service business is to be sold to Atmos Energy Co., and the sale is expected to close during the first quarter of 2001.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

99.1 Press release of Citizens Communciations Company released December 15, 2000 announcing settlement of a long-standing rate proceeding with the Louisiana Public Service Commission.

                                    SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)




Date: December 18, 2000                     By:  /s/   Robert J. Larson
                                                 --------------------------
                                                 Vice President and
                                                 Chief Accounting Officer

                                                                  Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:
Don Armour
203.614.5124
darmour@czn.com

                             CITIZENS COMMUNICATIONS
                             SETTLES PROCEEDING WTH
                       LOUISIANA PUBLIC SERVICE COMMISSION

December 15, 2000 -- Citizens Communications, through its Louisiana Gas Services operation, settled a long-standing rate proceeding with the Louisiana Public Service Commission through a settlement agreement effective December 14, 2000.

As a result, Louisiana Gas Service will refund $27 million to ratepayers during the month of January 2001, effected as a credit on customers' bills.

The settlement ends a proceeding covering rates charged between 1992 and 1997, as well as a related lawsuit against the company. As a result, Citizens will record a total one-time charge of $29.5 million or $0.11 per share during the fourth quarter of its fiscal year ended December 31, 2000.

The Louisiana Gas Service business is to be sold to Atmos Energy Co., and the sale is expected to close during the first quarter of 2001.

Citizens Communications

Citizens Communications serves 1.4 million access lines in 17 states. In 1999 and 2000, Citizens agreed to purchase 1.7 million additional access lines in transactions that began to close in June of 2000. Citizens also owns 86 percent of Electric Lightwave, Inc. NASDAQ:ELIX), a facilities-based, integrated communications provider that offers a broad range of services to telecommunications-intensive businesses throughout the United States. More information about Citizens can be found at www.czn.net.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results because of, but not limited to, changes in the local and overall economy, changes in market conditions for debt and equity securities, the nature and pace of technological changes, the number and effectiveness of competitors in the company's markets, success in overall strategy, changes in legal or regulatory policy, changes in legislation, the company's ability to identify future markets and successfully expand existing ones, the mix of products and services offered in the company's target markets, the effects of acquisitions and dispositions and the ability to effectively integrate businesses acquired. These important factors should be considered in evaluating any statement contained herein and/or made by the company or on its behalf. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.